UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

FSP 303 EAST WACKER DRIVE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53165	20-8061759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FSP 303 East Wacker Drive Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own, and operate a 28-story multi-tenant office tower containing approximately 859,187 rentable square feet of office and retail space and a 294-stall underground parking garage located in downtown Chicago, Illinois (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes.  The Registrant acquired the Property through a Delaware limited liability company, FSP 303 East Wacker Drive LLC (the “Borrower”), the sole member of which is the Registrant.  The sole business of the Borrower is to own and operate the Property.

On August 3, 2011, the Borrower entered into a Mortgage Note (the “Note”) in favor of John Hancock Life Insurance Company (U.S.A.) (the “Lender”) to evidence a loan (the “Loan”) in the original principal amount of $35,000,000.00 that matures on September 1, 2021. The proceeds of the Loan are being held by the Lender for the benefit of the Borrower in a reserve account or accounts to be drawn upon by the Borrower from time to time for tenant improvement costs and leasing commissions at the Property in accordance with a Tenant Improvement and Leasing Commissions Agreement by and between the Borrower and the Lender dated August 3, 2011 (the “TILC Agreement”). Interest on the Loan is fixed at 4.83% per annum. The Borrower is obligated to make monthly payments of interest only for the initial 60 months of the Loan. Thereafter, the Borrower is obligated to make monthly payments of principal and interest for the remaining 60 months of the Loan based on a 25-year amortization schedule. On or after the end of the fourth year of the Loan, the Borrower may prepay (in full but not in part) the Loan upon payment of a prepayment premium in an amount equal to the greater of: (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the prepayment date to and including the maturity date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or (b) 1% of the principal balance of the Note immediately prior to such prepayment. Additionally, the Borrower may prepay (in full but not in part) the Loan without premium or penalty at any time during the last 90 days of the term of the Loan. Subject to customary exceptions (the “Recourse Obligations”), the Loan is nonrecourse to the Borrower.

The Loan is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement dated August 3, 2011 (the “Mortgage”) from the Borrower in favor of the Lender. The Mortgage constitutes a lien against the Property and has been recorded in the land records of Cook County, Illinois. The Mortgage also contains customary representations and warranties, as well as customary events of default and affirmative and negative covenants. The Loan is also secured by a Guaranty Agreement (the “Guaranty Agreement”) and an Indemnification Agreement (the “Indemnification Agreement”), each dated August 3, 2011, and each from the Borrower and the Registrant in favor of the Lender. Pursuant to the Guaranty Agreement, the Borrower and the Registrant jointly and severally guaranty to the Lender payment of any amounts due from the Recourse Obligations. Pursuant to the Indemnification Agreement, the Borrower and the Registrant jointly and severally indemnify the Lender against any loss, cost, liability, damage, claim or expense relating to environmental matters at the Property.

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The Note, the TILC Agreement, the Mortgage, the Guaranty Agreement and the Indemnification Agreement are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference. The foregoing summaries of the Note, the TILC Agreement, the Mortgage, the Guaranty Agreement and the Indemnification Agreement are qualified in their entirety by the complete text of the Note, the TILC Agreement, the Mortgage, the Guaranty Agreement and the Indemnification Agreement filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On or about August 15, 2011, FSP 303 East Wacker Drive Corp. will be mailing a letter to the holders of its preferred stock regarding the dividend declaration and property updates for the three and six months ended June 30, 2011. The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP 303 EAST WACKER DRIVE CORP.

Date: August 4, 2011	By: /s/ George J. Carter
George J. Carter President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Mortgage Note dated August 3, 2011 from FSP 303 East Wacker Drive LLC in favor of John Hancock Life Insurance Company (U.S.A.)

10.2	Tenant Improvement and Leasing Commissions Agreement dated August 3, 2011 by and between FSP 303 East Wacker Drive LLC and John Hancock Life Insurance Company (U.S.A.)

10.3	Mortgage, Assignment of Leases and Rents and Security Agreement dated August 3, 2011 from FSP 303 East Wacker Drive LLC in favor of John Hancock Life Insurance Company (U.S.A.)

10.4	Guaranty Agreement dated August 3, 2011 from FSP 303 East Wacker Drive LLC and FSP 303 East Wacker Drive Corp. in favor of John Hancock Life Insurance Company (U.S.A.)

10.5	Indemnification Agreement dated August 3, 2011 from FSP 303 East Wacker Drive LLC and FSP 303 East Wacker Drive Corp. in favor of John Hancock Life Insurance Company (U.S.A.)

99.1	Letter to be mailed by FSP 303 East Wacker Drive Corp. on or about August 15, 2011

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